                                                                    Exhibit 4.27

                              [FACE OF SECURITY]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          EXODUS COMMUNICATIONS, INC.

                         11 5/8% Senior Notes due 2010

CUSIP No.   ______________

ISIN No.    ______________

No. ____                                                   $__________

          Exodus Communications, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of _______________ Dollars (such amount the "principal amount" of this Security), or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $1,000,000,000 in the aggregate at any time ($1,100,000,000, including the Additional Securities)) as may be set forth in the records of the Trustee as referred to in accordance with the Indenture, on July 15, 2010 and to pay interest thereon from July 6, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears semi-annually on January 15 and July 15 in each year, commencing January 15, 2001 at the rate of 11 5/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee in accordance with Section 308 of the Indenture, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.

          Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further that all payments of the principal (and premium, if any) and interest on Securities, the Holders of which hold more than $5.0 million in principal amount and have given wire transfer instructions to the Issuer or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee or Authentication Agent referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                                        EXODUS COMMUNICATIONS, INC.


                                        By:________________________
                                           Name:
                                           Title:


                                        Attest:____________________
                                               Name:
                                               Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:   ________________

Chase Manhattan Bank and Trust Company,
National Association,
as Authenticating Agent

By:_______________________________________
         Authorized Signatory

                             [REVERSE OF SECURITY]

          This Security is one of a duly authorized issue of Securities of the Issuer designated as its 11 5/8% Senior Notes due 2010 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of July 6, 2000 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Securities are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after July 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the immediately preceding Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning July 15 of the years indicated below:


Year                                                              Redemption
----                                                                 Price
                                                                     -----

2005                                                               105.813%
2006                                                               103.875%
2007                                                               101.938%
2008 and thereafter                                                100.000%

          In addition, at any time prior to July 15, 2003, the Issuer may redeem up to 35% of the aggregate Outstanding principal amount of the Securities with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) at a Redemption Price equal to 111.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the original principal amount of the Securities remains Outstanding immediately following such redemption. In order to effect the foregoing redemption, the Issuer must mail a notice of redemption no later than 45 days after the related sale of Capital Stock and must consummate such redemption within 60 days of the closing of the sale of Capital Stock.

          The Securities do not have the benefit of any sinking fund obligations.

          In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of (together with accrued and unpaid interest on) the Securities, in the manner and with the effect provided in the Indenture.

          The Holder of this Security (and any Person that has a beneficial interest in this Security) is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of July 6, 2000, and as the same may be amended from time to time (the "Exchange and Registration Rights Agreement"), executed by the Issuer. The Exchange and Registration Rights Agreement provides that Liquidated Damages will be payable by the Issuer on the Securities for specified periods if the Issuer does not comply with certain of its obligations thereunder. Issuer agrees to pay Liquidated Damages, if any, accruing on this Security.

          The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Issuer as a result of an Asset Sale or (ii) a Change of Control occurs, the Issuer shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on the Purchase Date).

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased in its entirety by the Issuer pursuant to Section 1015 or 1016 of the Indenture, check the box:

     [_]

     If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Section 1015 or 1016 of the Indenture, state the amount:

     $_____________


Dated:   Your Signature:_______________________________________________________
                         (Sign exactly as name appears on the other side of
                                this Security)

         Signature Guarantee:___________________________________________________
                              (Signature must be guaranteed by an eligible
                              Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.)